                                                Filed Pursuant to Rule 424(b)(3)
                                                     Registration No. 333-143802


                           PROSPECTUS SUPPLEMENT NO. 1


                                  $150,000,000
                                    SPSS INC.
                  2.50% CONVERTIBLE SUBORDINATED NOTES DUE 2012
                           AND SHARES OF COMMON STOCK
                      ISSUABLE UPON CONVERSION OF THE NOTES

                                 --------------

            This prospectus supplement supplements the prospectus dated September 11, 2007 of SPSS Inc. relating to the sale by certain holders of our 2.50% Convertible Subordinated Notes due 2012 and the shares of SPSS Inc. common stock issuable upon conversion of the notes. You should read this prospectus supplement in conjunction with the prospectus. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the prospectus.

            The following line items in the table of selling holders contained in the prospectus are hereby amended as follows:


                                                    PRINCIPAL AMOUNT
                                                        OF NOTES           NUMBER OF SHARES
                                                   BENEFICIALLY OWNED       OF COMMON STOCK
                NAME AND ADDRESS                    THAT MAY BE SOLD      THAT MAY BE SOLD(1)
            ------------------------              --------------------    -------------------
CALAMOS Market Neutral Income Fund - CALAMOS
Investment Trust(9)                                     8,000,000              170,484
DBAG London(12)                                         4,000,000               85,242
RCG PB LTD(23)                                          3,875,000               82,578


            INVESTING IN THE NOTES AND OUR COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 OF THE PROSPECTUS.

                                 --------------

            NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS OR THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

          The date of this prospectus supplement is October 19, 2007.